SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 22, 2003

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22419	94-3177883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47266 Benicia Street, Fremont, California 94538

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (510) 354-0300

Item 4. Changes in Registrant’s Certifying Accountant.

On December 22, 2003, Cardima, Inc. (the “Company”) engaged BDO Seidman, LLP (“New Accountant”) as the Company’s principal independent accountants to audit its financial statements. The engagement of the New Accountant was approved by the Company’s audit committee on December 11, 2003.

Neither the Company nor anyone engaged on its behalf has consulted with the New Accountant during its two most recent fiscal years nor during any subsequent interim period prior to its appointment as auditor for the fiscal year 2003 audit regarding (i) the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any other matters or reportable events as set forth in Items 304(a)(2)(i) and 304(a)(2)(ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2003

CARDIMA, INC. By: /s/ Barry D. Michaels Barry D. Michaels Interim Chief Financial Officer and Secretary